PSFC ANNOUNCES STOCK SPLITS

Contact:	Douglas Stewart
Debra Geuy
(937) 492-6129

Sidney, Ohio, April 14, 2008 – Peoples-Sidney Financial Corporation (OTCBB: PSFC) (the “Company”) today announced that its Board of Directors has authorized the Company to seek stockholder approval at a special meeting to implement a reverse stock split to be followed immediately by a forward stock split as part of a “going private” transaction.  The date of the special meeting of stockholders has not yet been determined.

The Company’s Board of Directors has authorized the Company to seek stockholder approval to authorize an amendment to PSFC’s Certificate of Incorporation to effect a 1-for-600 reverse stock split of the issued and outstanding shares of the Company’s common stock to be followed immediately by an amendment to PSFC’s Certificate of Incorporation to effect a 600-for-1 forward stock split of PSFC’s common shares (collectively, the “Stock Splits”).  As of the date of the Stock Splits, it is anticipated that (a) each stockholder of record owning fewer than 600 common shares of PSFC immediately before the effective time of the Stock Splits will receive $13.47 in cash, without interest, for each PSFC common share owned by such stockholder immediately prior to the Stock Splits and will no longer be a stockholder of PSFC; and (b) each stockholder of record of 600 or more PSFC shares immediately before the effective time of the Stock Splits will continue to hold the same number of shares after the Stock Splits and will not receive any cash.

The Company filed a preliminary proxy statement regarding the special meeting to be held to consider the Stock Splits proposal with the Securities and Exchange Commission (the “SEC”) on April 14, 2008, and it is anticipated that the Company will mail a definitive proxy statement containing the date of the special meeting of stockholders and other information regarding the Stock Splits to its stockholders upon the completion of the SEC’s review.

The Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934 after the Stock Splits.  If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC’s proxy rules.  It is expected that, after the Stock Splits, the Company’s common shares will continue to be quoted on the Over-the-Counter Bulletin Board.

The Stock Splits will require the approval of a majority of the outstanding PSFC shares entitled to vote at the special meeting.

When used in this press release or other public or shareholder communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases “should result,” “will likely result,” “will enable,” “are expected to,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation’s market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected.  The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made.  The Corporation wishes to advise readers that the factors listed could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.